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                                                                   EXHIBIT 10.10

                                    SUBLEASE
                    555 TWIN DOLPHIN DRIVE, REDWOOD CITY, CA

This Sublease (Sublease"), dated APRIL 1, 2001 (the "Execution Date"), is entered into by and between Inktomi Corporation ("Sublandlord"), and e-centives, Inc. ("Subtenant").

1.       BASIC SUBLEASE PROVISIONS

     1.1 PREMISES: The Premises under this Sublease consist of approximately 30,724 rentable square feet located on the second floor of the building commonly known as 555 Twin Dolphin Drive (`Building"), which is located in Redwood City, CA. The Premises demised under this Sublease constitute the entire premises demised pursuant to the Master Lease and are depicted on EXHIBIT B-I to the Master Lease.

     1.2  MASTER LANDLORD: Spieker Properties, LP

     1.3 MASTER LEASE: Lease dated February 7, 2000, entered into by Sublandlord, as tenant, and Master Landlord, as landlord, a copy of which is attached hereto as EXHIBIT A.

     1.4 TERM: Approximately 9 years and 3 months after the Commencement Date, beginning on the Commencement Date and ending on the Expiration Date unless terminated earlier in accordance with the terms and conditions of this Sublease.

     1.5 COMMENCEMENT DATE: April 1, 2001 or the Execution Date, whichever occurs earlier.

     1.6  EXPIRATION DATE: June 30, 2010.

     1.7  BASE RENT: $132,236 per month, subject to adjustment as set forth in
          Section 19 below.

     1.8  SUBTENANT'S SHARE: 100 percent.

     1.9  SUBTENANT'S USE: General Office use.

     1.10 SUBTENANT'S ADDRESS:

              Prior to the Commencement Date:  6901 Rockledge, Drive
                                               Bethesda, MD 20817

              After the Commencement Date:     555 Twin Dolphin Drive, Suite 200
                                               Redwood City, CA 94065

              SUBLANDLORD'S ADDRESS:           4100 East 3rd Avenue, Foster
                                               City, CA 94404

     1.11 SECURITY DEPOSIT. $1,007,282 as provided in Section 18.3 below.


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     1.12 BROKERS: For Sublandlord: NONE

                   For Subtenant:   NONE

     1.13 DEFINITIONS: Each of the terms in the Basic Sublease Provisions are used in this Sublease as defined terms and have the meanings given in such sections. Other capitalized words and phrases for which no definition is given in this Sublease shall have the meanings given them in the Master Lease. Unless otherwise indicated, all section references are to the sections of this Sublease.

2.   DEMISE OF PREMISES

     2.1 Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, on and subject to the terms and conditions of this Sublease.

     2.2 Sublandlord hereby grants to Subtenant the right to use up to 3.3 unreserved parking spaces per 1000 rentable square feet in the parking area designated for Sublandlord's use, pursuant to the terms and conditions of the Master Lease.

     2.3 Sublandlord reserves the right, on reasonable prior notice and at reasonable times, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Term.

3.   TERM

     3.1 The Term shall commence on the Commencement Date which shall be the later of (i) the Estimated Commencement Date, (ii) the date Sublandlord delivers possession of the Premises to Subtenant, or (iii) the date that the Master Landlord gives its written consent to this Sublease. Subtenant shall, upon request by Sublandlord, execute and deliver a certificate setting forth the actual Commencement Date.

     3.2 If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant by the Estimated Commencement Date, Sublandlord shall not be liable therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder, or extend the Expiration Date, but in such case the Commencement Date will not occur and Subtenant shall not be obligated to pay Rent until possession of the Premises is tendered to Subtenant.

     3.3 The Term shall end on the Expiration Date. However, the Sublease may be terminated prior to the Expiration Date if the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn) or as provided elsewhere in this Sublease, and the Term shall end on such earlier termination.

4.   RENT

     4.1 The consideration payable by Subtenant for the Premises shall consist of the Base Rent under Section 4.2, the Additional Rent under Section
          4.3 and the Other Charges

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          under Section 4.4. Base Rent, Additional Rent and Other Charges are
          collectively referred to as "Rent." Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease.

     4.2 Beginning on the Commencement Date and continuing thereafter on the first day of each month during the Term, Subtenant shall pay to Sublandlord in advance, and without notice, demand, deduction or offset, the monthly Base Rent specified in the Basic Sublease Provisions. Base Rent for any partial month will be prorated, based on a thirty (30) day month. Subtenant shall pay the first full month's Rent on the Execution Date, and if the Commencement Date is not the first day of the month, then Subtenant shall pay the prorated Rent for the first partial month on the Commencement Date.

     4.3 Throughout the Term, Subtenant also shall pay as "Additional Rent" an amount equal to Subtenant's Share (as specified in the Basic Sublease Provisions) of all additional rent payable by Sublandlord under the Master Lease, insofar as applicable to the period encompassed by the Term, to reimburse Master Landlord for taxes, insurance, operating expenses, common area maintenance charges, management fees, capital expenditures for required repairs or improvements, and/or other expenses incurred by Master Landlord in connection with the Building (collectively, "Master Lease Pass Through Costs"). To the extent Master Lease Pass Through Costs are payable on a monthly estimated basis, the Additional Rent in respect thereto shall be paid as and when Base Rent is due based on Master Landlord's estimates; and upon any reconciliation of estimated and actual Master Lease Pass Through Costs, the corresponding Additional Rent shall be adjusted between Sublandlord and Subtenant (with appropriate reimbursements or additional payments) within twenty (20) days after delivery to Subtenant of any reconciliation statement under the Master Lease. For purposes of calculating Additional Rent, Sublandlord shall be entitled to rely conclusively on Master Landlord's determination of estimated and actual Master Lease Pass Through Costs.

     4.4 Throughout the Term, Subtenant also shall pay within five (5) days after written notice from Sublandlord any other fees, charges or other sums due under the Master Lease (collectively, "Other Charges"). To the extent that utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power and heating, ventilating and air conditioning service to the Premises are separately metered and billed directly to Subtenant, Subtenant shall be responsible for paying all such costs before delinquency as Other Charges. To the extent such utilities are not separately metered to the Premises and billed separately from Additional Rent, Subtenant shall pay such Other Charges prior to delinquency. Other Charges also include: (a) excess or after hours electrical service or heating, ventilating or air conditioning service supplied to the Premises; (b) services or benefits supplied to the Premises at Subtenant's request (or with Subtenant's acquiescence) for which Master Landlord reserves any right to impose a fee or charge separate from the Master Lease Pass Through Costs and actually imposes such fees or charges; (c) to reimburse Master Landlord for taxes on personal property, equipment and fixtures located in or about the Premises during the Term; (d) to pay for any damage to the Building resulting from the act or omission of


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          Subtenant or Subtenant's agents, employees or invitees; and (e)
          damages recoverable due to a default under the Master Lease which is the result of any Default or failure of performance by Subtenant under this Sublease.

     4.5 All Rent shall be paid to Sublandlord, or to such other person or such other place as Sublandlord may from time to time designate in writing. If any Rent is not paid when due, Subtenant shall pay a late charge to Sublandlord equal to all interest and late charges as Sublandlord would sustain under the Master Lease in the case of delinquent payment of any rent due under the Master Lease. Neither demand for, nor receipt of, any late charge called for under this Sublease shall (i) operate to waive any default by Subtenant or provide a substitute for Subtenant's full and timely performance of the obligation to pay Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant's Default.

     4.6 In the event of any casualty or condemnation affecting the Premises, Rent payable by Subtenant shall be proportionately abated, but only as to the portion of the Premises damaged or taken; and only to the extent that any amounts payable by Sublandlord under the Master Lease (the "Master Lease Rent") is abated or reduced with respect to the Premises. Subtenant shall have no right to terminate the Sublease in connection with any casualty or condemnation except to the extent that the Master Lease also is terminated as to the Premises or any material portion thereof.

5.   POSSESSION AND USE

     5.1 Except as otherwise expressly provided herein, Sublandlord subleases the Premises to Subtenant strictly in their present "as-is" and "with all faults" condition. Sublandlord represents that to Sublandlord's actual knowledge (but without duty of inquiry), the systems and equipment serving the Premises are in good working order and condition as of the Execution Date. Subtenant, by acceptance of possession of the Premises, conclusively acknowledges the Premises to be in good order and repair and in a tenantable condition.

     5.2 The Premises shall be used and occupied solely for Subtenant's Use as specified in the Basic Sublease Provisions. Subtenant shall not use or suffer or permit the Premises to be used for any other purpose except with Master Landlord's and Sublandlord's discretionary consent.

6.   SUBTENANT'S UTILITY, MAINTENANCE AND REPAIR OBLIGATIONS

     6.1 Subtenant shall be responsible for and shall pay before delinquency for all maintenance, repairs and replacements to the Premises and its equipment, to the extent Sublandlord is obligated to perform the same under the Master Lease.

     6.2 Subtenant shall comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Subtenant's particular use or manner of use thereof, to the extent Sublandlord is obligated to perform the same under the Master Lease.


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     6.3  Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all liability, loss, cost, damage, liens, costs or expenses imposed on Sublandlord or which Sublandlord may sustain or incur from Subtenant's failure to perform its obligations under this
          Section 6.

7.   SUBTENANT'S INSURANCE AND INDEMNITY

     7.1 Throughout the Term, Subtenant shall procure and maintain, at its own cost and expense, such commercial general liability insurance as is required to be carried by Sublandlord under the Master Lease, naming Sublandlord and Master Landlord, as an insured in the manner required therein, and such property insurance as is required to be carried by Sublandlord under the Master Lease to the extent such property insurance pertains to the Premises. If the Master Lease requires Sublandlord to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements, which are located in the Premises, as well as alterations in the Premises made by Subtenant. Subtenant shall furnish to Sublandlord a certificate of Subtenant's insurance required under this Section 7.l on or before the Commencement Date.

     7.2 Subtenant waives claims against Sublandlord for damage to property owned by Subtenant where such damage is covered under any policy of property damage insurance maintained (or required by this Sublease to be maintained) by Subtenant, unless such damage is caused solely by Sublandlord's gross negligence or willful misconduct. Subtenant hereby waives claims against Master Landlord and Sublandlord for death, injury, loss or damage of every kind and nature, if and to the extent that Sublandlord waives or releases such claims against Master Landlord under the Master Lease. Subtenant agrees to obtain, for the benefit of Master Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Master Lease.

     7.3 Subtenant agrees to protect, defend, indemnify and hold Sublandlord harmless from all losses, damages, liabilities and expenses which Sublandlord may incur, or for which Sublandlord may be liable to Master Landlord, arising from the acts or omissions of Subtenant, or any events occurring in or about the Premises during the Term, which are the subject matter of any indemnity or hold harmless of Sublandlord to Master Landlord under the Master Lease. Subtenant's obligations to protect, defend, indemnify and hold harmless Sublandlord under this Section 7.3 are in no way conditioned upon either (a) Subtenant's acts or omissions being a cause of any underlying claim, demand, action, loss or damage, or (b) Sublandlord being free of negligence or wrongful conduct in connection therewith; provided, however, that Subtenant shall not be required to indemnify or hold Sublandlord harmless to the extent it is established that Sublandlord's gross negligence or willful misconduct is the sole cause of any claim, demand, action, loss or damage.

8.   ASSIGNMENT OR SUBLETTING

     8.1 Except with the prior written consent of Master Landlord and Sublandlord, Subtenant shall not (a) assign, convey or mortgage this Sublease or any interest under it; (b)


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          allow any transfer thereof or any lien upon Subtenant's interest by operation of law; (c) further sublet the Premises or any part thereof or (d) permit the occupancy of the Premises or any part thereof by anyone other than Subtenant. Sublandlord's consent to an assignment of this Sublease shall not be unreasonably withheld, but Sublandlord may withhold consent to a further sublease of all or any part of the Premises in Sublandlord's sole discretion. If Sublandlord consents to any assignment of this Sublease or further subletting of the Premises, Sublandlord shall use reasonable efforts to obtain the consent of Master Landlord. All costs of obtaining Master Landlord's consent shall be borne by Subtenant.

     8.2 No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Subtenant hereunder has been cured. No permitted subletting shall relieve Subtenant from Subtenant's obligations and agreements under this Sublease and Subtenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no subletting had been made.

     8.3 Sublandlord shall have the same rights as are afforded Landlord under the Master Lease to terminate this Sublease and recapture the Premises in lieu of consenting to an assignment or sublease and, in connection with any assignment or sublease Sublandlord has approved, to receive all consideration payable thereunder which is in excess of the Rent payable under this Sublease.

9.   ALTERATIONS

     9.1 Subtenant shall not make any alterations in or additions to the Premises ("Alterations") if to do so would constitute a default under the Master Lease (without regard to any requirement of notice or cure period). If Subtenant's proposed Alterations would not constitute a default under the Master Lease, Sublandlord's consent thereto shall nonetheless be required, but Sublandlord's consent to such Alterations shall not be unreasonably withheld, and if Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of Master Landlord if such consent is required under the Master Lease. If Alterations by Subtenant are permitted or consented to, Subtenant shall comply with all of the covenants of Sublandlord contained in the Master Lease pertaining to the performance of such Alterations. In addition, Subtenant shall indemnify, defend and hold harmless Sublandlord against liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of the performance of Alterations by Subtenant.

     9.2 Any permitted Alterations shall be made at Subtenant's sole cost and expense, including any cost to comply with applicable laws and regulations and any management or supervision fee charged by Master Landlord.

10.  CASUALTY OR EMINENT DOMAIN

     10.1 In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or the Premises under the power of eminent

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          domain, Sublandlord shall be entitled to exercise any right it may have to terminate the Master Lease without first obtaining the consent or approval of Subtenant.

     10.2 If the Master Lease imposes on Sublandlord the obligation to repair or restore leasehold improvements or alterations within the Premises, Subtenant shall be responsible for all such repair or restoration.

11.  SURRENDER

     11.1 On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Premises, Subtenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Subtenant's failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed "reasonable wear and tear." Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment. Subtenant shall surrender to Sublandlord all keys to the Premises and make known to Sublandlord the combination of all combination locks which Subtenant is permitted to leave on the Premises.

     11.2 If Subtenant performs any Alterations, Subtenant shall be obligated to remove such Alterations and restore the Premises to the condition existing on the Commencement Date (or on such earlier date as Subtenant first entered the Premises) if the Master Lease requires such removal and restoration by Sublandlord. Subtenant shall remove all other Alterations and all Subtenant Property (as defined in Section 11.4 below). Any remaining Alterations in or upon the Premises made by Subtenant, and any other remaining Subtenant Property shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Subtenant. Said right shall be exercisable by Sublandlord's giving written notice thereof to Subtenant not less than twenty (20) days prior to such Expiration Date or more than twenty (20) days after any earlier termination. Subtenant shall repair any damage occasioned by such removal or restoration. If Sublandlord or Master Landlord requires removal of any Alteration made by Subtenant, or a portion thereof, and Subtenant does not make such removal in accordance with this Section, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, warehouse the same. Subtenant shall pay the reasonable costs of such removal, repair and warehousing on demand.

     11.3 As between Sublandlord and Subtenant, Subtenant shall not be required to remove any alterations performed by Sublandlord prior to the Commencement Date or to restore the Premises to their condition prior to Sublandlord's making of such alterations. If Sublandlord is required under the Master Lease to remove any alterations performed by Sublandlord prior to the Commencement Date, Subtenant shall permit Sublandlord to enter the Premises for a reasonable period of time, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing such alterations and restoring the Premises as required by the Master Lease. However, if either Sublandlord or Subtenant reasonably determines that Sublandlord's entry


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          prior to the Expiration Date is not compatible with Subtenant's continued use of the Premises, then either party may terminate this Lease upon not less than ten (10) days written notice to the other, with such termination to be effective on the date of Sublandlord's re-entry into the Premises for the purpose of removing such alterations and restoring the Premises.

     11.4 On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Premises, Subtenant shall remove Subtenant's articles of personal property and fixtures incident to Subtenant's business ("Subtenant's Property"); provided, however that Subtenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof, reasonable wear and tear excepted. If Subtenant does not remove Subtenant's Property from the Premises on or before the Expiration Date or the earlier termination of this Sublease, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or warehouse the same, and Subtenant shall pay the reasonable cost of such removal, repair, restoration or warehousing to Sublandlord on demand, or Sublandlord may treat said Subtenant's Property as having been conveyed to Sublandlord with this Sublease acting as a bill of sale therefor, without further payment or credit by Sublandlord to Subtenant.

12.  HOLDING OVER.

     12.1 Subtenant has no right to occupy the Premises or any portion thereof after the Expiration Date or after the termination of this Sublease or of Subtenant's right to possession hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Sublandlord to Master Landlord by reason of such holdover.

     12.2 Without limiting Sublandlord's rights under Section 12.1, for each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the Expiration Date or after the earlier termination of this Sublease or of Subtenant's right to possession, Subtenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Rent payable by Subtenant hereunder immediately prior to the Expiration Date or the earlier termination of this Sublease or of Subtenant's right to possession. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

13.  ENCUMBERING TITLE

     13.1 Subtenant shall not do any act which in any way encumbers the title of Master Landlord in and to the Building nor shall the interest or estate of Master Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by

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          Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Premises or, the Building arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Master Landlord in and to the Building and the interest of Sublandlord in the Master Lease Premises.

     13.2 Without limiting the generality of Section 13.1, Subtenant shall not permit the Premises or the Building to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Subtenant.

14.  SUBTENANT'S DEFAULT

     14.1 Any one or more of following events shall be considered a "Default" by Subtenant, as such term is used in this Sublease:

          14.1.1 Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within thirty (30) days from the date of the entry or granting thereof; or

          14.1.2 Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal Bankruptcy laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, re-organization, arrangements, composition or extension; or

          14.1.3 Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; or

          14.1.4 Subtenant shall admit in writing its inability to pay its debts as they become due; or

          14.1.5 A decree or order appointing a receiver of the property of Subtenant shall be made and such decree or order shall not have been vacated, stayed or set aside within fifteen (15) days from the date of entry or granting thereof; or


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          14.1.6  Subtenant shall vacate or abandon the Premises during the
                  Term, other than with the consent of Sublandlord, or assign this Sublease or further sublet the Premises other than in strict accordance with Section 8; or

          14.1.7 Subtenant fails to make any payment of Rent as and when the same is due and payable, provided, however, that upon two occasions during every twelve (12) months of the Term, Tenant shall receive notice from Sublandlord of delinquency in the payment of Rent and Subtenant shall have a three (3) day cure period from the date of delivery of such notice before Tenant is in default; or

          14.1.8 Subtenant fails to secure insurance or to provide proper evidence of insurance as set forth in Section 7 of this Sublease or fails to keep the Premises or the Building free of lien claims as set forth in Section 13 of this Sublease and either such failure continues for more than fifteen (15) days after written notice thereof to Subtenant, with such fifteen (15) days subject to extension by Sublandlord in the event Sublandlord agrees that more than fifteen (15) days are reasonably required to cure, and so long as Subtenant diligently pursues such cure, provided further than in no event shall a cure period exceed sixty (60) days; or

          14.1.9 Subtenant, by its act or omission, causes an event or condition under the Master Lease which either is a default thereunder or, subject only to the delivery of any required notice or passage of any cure or grace period, would constitute a default thereunder; or

          14.1.10 Subtenant fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Subtenant, and such failure continues for more than fifteen (15) days after notice thereof in writing to Subtenant.

     14.2 Upon the occurrence of any one or more Default(s), Sublandlord may exercise any remedy against Subtenant which Master Landlord may exercise for default by Sublandlord under the Master Lease. Without limiting the generality of the foregoing, Sublandlord may exercise the damage remedies available under California Civil Code Sections 1951.2 and 1951.4 or any similar or successor statute which provides that a lessor may continue a lease in effect and recover damages as they become due.

15.  PROVISIONS REGARDING MASTER LEASE

     15.1 This Sublease and all rights of the parties hereunder, are subject and subordinate to all of the terms, covenants and conditions of the Master Lease, except that Sections 2, 3, 6.A, 7.E., 7.F, 40 and 41 of the Master Lease shall be excluded. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease. In furtherance of the foregoing, the parties hereby acknowledge, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits


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          of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a Default by Subtenant which might cause a default by Sublandlord under the Master Lease, Sublandlord and Subtenant covenant and agree as set forth in Sections 15.2 through 15.9 below.

     15.2 Subtenant shall timely pay all Rent as and when due under this Sublease and Sublandlord shall pay, as and when due, all Master Lease Rent.

     15.3 Except as otherwise expressly provided in this Sublease, Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord.

     15.4 Except as otherwise expressly provided in this Sublease, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Lease at least five (5) days prior to the date when Sublandlord's performance is required under the Master Lease. Sublandlord shall have the right to enter the Premises to cure any Default by Subtenant for its failure to act in accordance with this Section.

     15.5 Except as otherwise expressly provided in this Sublease, so long as Subtenant is not in Default, Sublandlord shall not agree to an amendment to the Master Lease which materially adversely effects Subtenant's occupancy of the Premises, unless Sublandlord shall first obtain Subtenant's prior written approval to such amendment (which approval shall not be unreasonable withheld). However, it is expressly agreed that: (a) the foregoing shall not prevent Sublandlord from entering into any agreement or amendment with Master Landlord which terminates the Master Lease with respect to the Premises in lieu of Master Landlord granting its consent to this Sublease; (b) if without the fault of Sublandlord the Master Lease should terminate prior to the Expiration Date, Sublandlord shall have no liability to Subtenant; and (c) to the extent the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its sole and absolute discretion. Subject to the limitations expressed above or elsewhere in this Sublease, so long as Subtenant is not in Default, Subtenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Sublandlord, or by any person claiming by, through, or under Sublandlord.

     15.6 Sublandlord grants to Subtenant the right, so long as Subtenant is not in Default, to receive all of the services and benefits with respect to the Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property. By way of illustration and not limitation, Sublandlord shall not be required to provide any services (including

                                       11

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          janitorial, utilities, HVAC service, security, or use of common areas or parking facilities) or to perform any maintenance or repairs which Master Landlord is or may be required to provide or perform under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, nor shall such default by Master Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations under this Sublease, including without limitation the obligation to pay Rent; and Subtenant hereby expressly waives the provisions of any statute, ordinance or judicial decision, now or hereafter in effect, which would give Subtenant the right to make repairs at the expense of Sublandlord, or to claim any actual or constructive eviction by virtue of any interruption in access, services or utilities to, or any failure to make repairs in or to, the Premises or the Building. Notwithstanding the foregoing, the parties do contemplate that Master Landlord will, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease and, provided that Subtenant specifically agrees to pay all costs and expenses of Sublandlord and provides Sublandlord with security reasonably satisfactory to Sublandlord to pay such costs and expenses, Sublandlord will take appropriate legal action to enforce the Master Lease.

     15.7 Any non-liability, release, limitation of liability, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to apply under this Sublease and inure to the benefit of both Sublandlord and Master Landlord.

     15.8 If Subtenant desires to take any action which requires the consent of Master Landlord under the terms of the Master Lease, then, notwithstanding anything to the contrary herein: (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease; (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord (whose consent shall not be unreasonably withheld) and Master Landlord; and (c) Subtenant shall request that Sublandlord obtain Master Landlord's consent on Subtenant's behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent. Subtenant shall pay all costs reasonably incurred by Sublandlord in seeking or procuring Master Landlord's consent. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of the Master Landlord, and Master Landlord fails to give Master Landlord's approval or consent.

     15.9 Subtenant shall protect, defend, indemnify and hold harmless Sublandlord from any and all liability, damages, liabilities, claims proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from Subtenant's Default under the Sublease.

16.  MASTER LANDLORD'S CONSENT

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


     16.1 This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord's obtaining prior written consent hereto by Master Landlord. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord (in connection with Master Landlord's approval of this Sublease) with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant.

     16.2 Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Sublease and Master Landlord's consent hereto shall not (a) create privity of contract between Master Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Master Landlord shall have expressly agreed writing to such amendment); or (c) be construed as a waiver of Master Landlord's right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Premises, or as a waiver of Master Landlord's right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Premises or any part thereof. Master Landlord's consent shall, however, be deemed to evidence Master Landlord's agreement that Subtenant shall be entitled to waiver of claims and of the right of subrogation for damage to Master Landlord's property if and to the extent that the Master Lease provides such waivers for the benefit of Sublandlord.

     16.3 If Master Landlord fails to consent to this Sublease within thirty
          (30) days after the Execution Date, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Master Landlord grants such consent.

17.  NOTICES

     17.1 All notices which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if personally delivered, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by a nationally recognized overnight commercial courier service providing receipted delivery, in any such case (a) if to Subtenant, addressed to Subtenant at the address specified in the Basic Sublease Provisions or at such other place as Subtenant may from time to time designate by notice in writing to Sublandlord (provided, however, if Subtenant has abandoned the Premises, any such notice may be properly sent to Subtenant's agent for service of process), or (b) if for Sublandlord, addressed to Sublandlord at the address specified in the Basic Sublease Provisions or at such other place as Sublandlord may from time to time designate by notice in waiting to Subtenant. Each party agrees promptly to deliver a copy of any notice, demand, request, consent or approval received from Master Landlord.

     17.2 Any notice delivered by Sublandlord in connection with, or as a precondition to, a Default by Subtenant shall be in lieu of and not in addition to any notice to pay rent or notice to perform covenant required under law.

18.  MISCELLANEOUS


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     18.1 Sublandlord, as the tenant under the Master Lease identified in
          Section 1.3 above, represents and warrants to Subtenant that: (a) EXHIBIT A to this Sublease is a full and complete copy of the Master Lease; (b) the Master Lease, as of the Execution Date, is in full force and effect and constitutes the entire agreement of Master Landlord and Sublandlord relating to the lease of the Premises, and
          (c) to the actual knowledge of Sublandlord (without duty of inquiry), there exists no event of default under the Master Lease and there exists no event which would constitute an event of default under the Master Lease but for the giving of any required notice and passage of any applicable grace or cure period; (d) the person or persons executing this Sublease for Sublandlord are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease;
          (e) Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Landlord's consent and (f) this Sublease constitutes the legal, valid and binding agreement of Sublandlord and is enforceable in accordance with its terms.

     18.2 Subtenant represents and warrants to Sublandlord that: (a) Subtenant is familiar with the provisions of the Master Lease insofar as they pertain to the Premises and Subtenant's use and occupation thereof under this Sublease; (b) Subtenant has the right and power to execute and deliver this Sublease and to perform its obligations hereunder;
          (c) the person or persons executing this Sublease for Subtenant are fully authorized to so act and no other action is required to bind Subtenant to this Sublease; (d) Subtenant is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located and (e) this Sublease constitutes the legal, valid and binding agreement of Subtenant and is enforceable in accordance with its terms.

     18.3 The Security Deposit to be presented by Subtenant for this Sublease shall be in the form of an unconditional, irrevocable letter of credit ("LOC") to be delivered by Subtenant to Sublandlord as soon as possible and before the Commencement Date for an initial term extending thirty (30) days beyond the expiration date of this Sublease or any extension thereto. The form of the LOC shall be acceptable to Sublandlord and shall be issued by an LOC bank selected by Subtenant and approved by Sublandlord. The LOC shall expressly state that it shall survive termination of this Sublease until Master Landlord has returned Sublandlord's Security Deposit and Letter of Credit provided by Sublandlord under the Master Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Subtenant shall pay all expenses, points, or fees incurred by Subtenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Subtenant without the prior written consent of Sublandlord. Subtenant understands and acknowledges that Sublandlord has the right to transfer or mortgage its interest in the Lease and that in the event of any such transfer or mortgage, Sublandlord shall have the right to transfer or assign the LOC to the transferee or mortgagee, and in the event of such transfer, Subtenant shall look to such transferee or mortgagee for the return of the LOC.

     18.4 On the Execution Date, Subtenant shall deposit with Sublandlord the Security Deposit in the amount specified in the Basic Sublease Provisions, as security for the full and


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

          faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant Defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, Sublandlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's Default, to repair damages to any part of the Premises or the Building, to clean the Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's Default. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within three weeks of the Expiration Date or such earlier termination of this Sublease.

     18.5 Subtenant agrees to comply with all rules and regulations that Master Landlord has made or may hereafter from time to time make for the Building. Sublandlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

     18.6 Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except those Brokers specified in the Basic Sublease Provisions. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such party.

     18.7 Sublandlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on Sublandlord's part to be performed, if Sublandlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages accidents, casualties, acts of God, acts caused directly by Subtenant or Subtenant's agents, employees and invitees or any other cause beyond that reasonable control of Sublandlord.

     18.8 On the Commencement Date, Subtenant shall reimburse Sublandlord for any fees or consideration which Sublandlord is required to pay to Master Landlord under the Master Lease on account of its consideration of Sublandlord's request to enter into this Sublease.

     18.9 During the Term, Subtenant shall be allowed to use the furniture systems which are located in the Premises and described in EXHIBIT B to this Sublease (the "Furniture"). The Furniture is made available for Subtenant's use on an "as is" and "with all faults" basis, and Sublandlord shall have no obligation to alter or repair the Furniture in anticipation of Subtenant's use. No separate charge shall be payable for Subtenant's use of the Furniture, but such right of use shall end upon the Expiration Date or the earlier termination of this Sublease or Subtenant's right to possession of the Premises. During the Term, Subtenant shall (a) insure the Furniture against loss, (b) maintain the Furniture in good condition and repair, (c) not remove the Furniture from the Premises except with Sublandlord's consent, and (d) bear all risk of loss to the Furniture.

19.  RENT ADJUSTMENT

         Rent for the Premises shall increase annually as follows: Months 25-36 of the Master Lease $141,965 plus Operating Expenses as set forth above, Months 37-48 of the Master Lease $147,050 plus Operating Expenses as set forth above, Months 49-60 of the Master Lease $152,288 plus Operating Expenses as set forth above, Months 61-72 of the Master Lease $157,682 plus Operating Expenses as set forth above, Months 73-84 of the Master Lease $163,239 plus Operating Expenses as set forth above, Months 85-96 of the Master Lease $168,962 plus Operating Expenses as set forth above, Months 97-108 of the Master Lease $174,856 plus Operating Expenses as set forth above, and Months 109-120 of the Master Lease $180,928 plus Operating Expenses as set forth above.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:                                                 SUBTENANT:

                                                             e-centives, Inc.
                                                             a Delaware corporation
By: /s/ JERRY KENNELLY
   ---------------------------------------------
    Name: Jerry Kennelly
    Its:  Executive Vice President and Chief               By: /s/ KAMRAN AMJADI
          Financial Officer                                    ---------------------------------
                                                               Name: Kamran Amjadi
Date: March 28, 2001                                           Its:  Chairman and Chief Executive
     -------------------------------------------                     Officer

                                                           Date:  March 28, 2001
                                                                  ------------------------------
                                                                  [MUST BE CEO, CHAIRMAN OF THE BOARD,
                                                                  PRESIDENT OR VICE PRESIDENT]


                                    EXHIBIT A

                                  MASTER LEASE

                                    EXHIBIT B

                                    FURNITURE